Exhibit 107

Calculation of Filing Fee Table

Form F-1

(Form Type)

HUB Cyber Security Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Fees to be paid	Equity	Ordinary shares, no par value per share	457(c)	77,317,147	(2)	$0.506	(3)	$39,122,476.39	0.0001531	$5,989.66	—	—	—	—
Fees to be paid	Equity	Ordinary shares issuable upon the exercise of warrants	457(g)	1,203,284	(4)	127.90	(5)	153,900,023.60	0.0001531	23,562.10	—	—	—	—
Fees to be paid	Equity	Ordinary shares issuable upon the exercise of warrants	457(g)	688,563	(6)	20.30	(7)	13,977,828.90	0.0001531	$2,140.01	—	—	—	—
Fees to be paid	Equity	Warrants to purchase ordinary shares	457(g)	11,687	(8)	—		—	—	—	—	—	—	—
	Total Offering Amount							$207,000,328.89		$31,691.77
	Total Fees Previously Paid									10,319.56
	Total Fee Offsets									18,057.91
	Net Fee Due									$3,314.30

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the Registrant is also registering hereunder an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)

Consists of up to 77,347,235 ordinary shares being registered for resale by the selling securityholders named in this Registration Statement consisting of (a) 31,194 ordinary shares issued at the closing of the Business Combination, which were initially purchased in a private placement prior to the initial public offering of RNER; (b) up to 878 ordinary shares that are issuable upon the exercise of the 11,687 Private Warrants (as defined below) (which were originally issued as part of units in a private placement as part of the initial public offering of RNER at a price of $100.00 per unit) at an exercise price of $127.90 per whole ordinary share by certain of the selling securityholders; (c) up to 892,857 ordinary shares issuable upon exercise of warrants issued to an investor named as a selling securityholder pursuant to the Lind Financing; (d) up to 22,453,334 ordinary shares issuable upon conversion of principal and accrued interest under convertible notes issued to an investor named as a selling securityholder in the March-June 2024 Financing Transaction; (e) up to 11,444,444 ordinary shares issuable upon exercise of warrants issued to an investor that is named as a selling securityholder in the March-June 2024 Financing Transaction; (f) up to 8,046,500 ordinary shares issuable upon conversion of principal under convertible notes issued to certain investors that are named as selling securityholders in the August 2024 Financing Transaction; (g) up to 4,750,005 ordinary shares issuable upon exercise of warrants issued to certain of the selling securityholders in the August 2024 Financing Transaction; (h) up to 1,108,332 ordinary shares issuable upon exercise of warrants issued to the placement agent in the in the August 2024 Financing Transaction; (i) up to 454,545 ordinary shares issued to a consultant that is named as a selling securityholder; (j) up to 71,528 ordinary shares issued to an investor that is named as a selling securityholder; (k) up to 1,294,118 ordinary shares issuable upon exercise of warrants issued to an investor that is named as a selling securityholder in the December 2024 Financing Transaction; (f) up to 26,769,912 ordinary shares issuable upon conversion of convertible notes issued to certain investors that are named as a selling securityholder in the December 2024 Financing Transaction.

The Registrant will not receive any proceeds from the sale of its ordinary shares by the selling securityholders.

(3)	Estimated solely for the purpose of computing the amount of the registration fee for the ordinary shares being registered in accordance with Rule 457(c) under the Securities Act based upon a proposed maximum aggregate offering price per unit of $0.506 per ordinary share, the average of the high ($0.538) and low ($0.474) prices of the ordinary shares of the registrant as reported on the Nasdaq Global Market (“Nasdaq”) on December 26, 2024, which such date is within five business days of the filing of this registration statement

(4)	Consists of the primary issuance of 1,203,284 ordinary shares issuable upon the exercise of previously issued Public Warrants and Private Warrants, each as defined below, consisting of (i) 1,163,085 ordinary shares issuable upon the exercise of the Public Warrants and (ii) 40,199 ordinary shares issuable upon the exercise of the Private Warrants.

(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Proposed Maximum Offering Price Per Share is calculated based on $127.90, which is the exercise price per share of the ordinary shares issuable upon exercise of the Public Warrants and Private Warrants.

(6)	Consists of the primary issuance of 688,563 ordinary shares issuable upon the exercise of previously issued Prior Warrants (as defined below). The Prior Warrants currently trade on the Nasdaq Global Market under the symbol “HUBCZ.”

(7)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Proposed Maximum Offering Price Per Share is calculated based on $20.30, which is the exercise price per share of the ordinary shares issuable upon exercise of the Prior Warrants.

(8)	In accordance with Rule 457(g), the entire registration fee for the Private Warrants is allocated to the ordinary shares underlying the Private Warrants, and no separate fee is payable for the Private Warrants.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rules 457 (b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
	Rule 457(p)
Fee Offset Claims	HUB Cyber Security Ltd.	F-1	333-274385(a)	September 7, 2023		$3,556.05	Equity	Ordinary shares	Ordinary shares	$32,269,091.61
Fee Offset Sources	HUB Cyber Security Ltd.	F-1	333-274385		September 7, 2023						$3,556.05
Fee Offset Claims	HUB Cyber Security Ltd.	F-1	333-274385(a)	September 7, 2023		$1,540.36	Equity	Ordinary shares issuable upon the exercise of warrants	Ordinary shares issuable upon the exercise of warrants	$19,619,811.96
Fee Offset Sources	HUB Cyber Security Ltd.	F-1	333-274385		September 7, 2023						$1,540.36
Fee Offset Claims	HUB Cyber Security Ltd.	F-4	333-267035(b)	August 24, 2022		$12,961.50	Equity	Ordinary shares issuable upon the exercise of warrants	Ordinary shares issuable upon the exercise of warrants	$153,900,023.60
Fee Offset Sources	HUB Cyber Security Ltd.	F-4	333-267035		August 24, 2022						$39,846.74

(a)	The Registrant’s Registration Statement on Form F-1 (Registration No. 333-274385) was initially filed on September 7, 2023 (the “September 2023 Registration Statement”), but was not declared effective by the Securities and Exchange Commission (the “SEC”). There were no sales of the Registrant’s securities under the September 2023 Registration Statement and the Registrant requested the SEC consent to the withdrawal of the September 2023 Registration Statement on September 13, 2024.

(b)	The Registrant previously registered 13,384,650 ordinary shares upon exercise the of (i) warrants to purchase ordinary shares, originally issued by Mount Rainier Acquisition Corp. to the public in its initial public offering that were converted into warrants to purchase ordinary shares of the Registrant on the closing of the Business Combination (the “Public Warrants”) and (ii) warrants to purchase ordinary shares, originally issued by Mount Rainier Acquisition Corp. to the Sponsor and affiliated entities in connection with the initial public offering of Mount Rainier Acquisition Corp. that were converted into warrants to purchase ordinary shares of the Registrant on the closing of the Business Combination (the “Private Warrants”, and, together with the Public Warrants, the “SPAC Warrants”) under a registration statement on Form F-4 (File No. 333-267035) (the “August 2022 Registration Statement). After giving effect to a reverse 1-for-10 reverse share split that the Registrant effected on December 14, 2023, such number of ordinary shares issuable upon the exercise of the SPAC Warrants is 1,338,465 ordinary shares of which 1,203,284 ordinary shares issuable upon the exercise of SPAC Warrants have not yet been exercised and, consequently, none of the ordinary shares have been issued or sold under the August 2022 Registration Statement, consisting of (i) 11,630,882 ordinary shares that may be received upon exercise of Public Warrants and (ii) 401,992 ordinary shares that may be received upon exercise Private Warrants. The Registrant has completed the offering that included these unissued ordinary shares under the August 2022 Registration Statement.